                                                                     Exhibit 4.2

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGILaurie MikkonenFinancial Printing GroupExhibit 4.2

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO FIELDWORKS, INCORPORATED THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

                            FIELDWORKS, INCORPORATED

                                    WARRANT
                                  TO PURCHASE
                             SHARES OF COMMON STOCK


     For value received, and in consideration of the execution and delivery of the Securities Purchase Agreement between the issuer of this Warrant and Industrial-Works Holding Corp., a Delaware corporation dated November 20, 1999 ("Securities Purchase Agreement"), which has been transferred by operation of law to Industrial-Works Holding Co., LLC ("Purchaser") Purchaser and its successors or assigns ("Holder"), is entitled to purchase from FieldWorks, Incorporated, a Minnesota corporation (the "Company'), up to 250,000 fully paid and nonassessable shares of the Company's common stock, $.001 par value per share or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this Warrant, at the price of One Dollar $1.00 per share, subject to adjustment as noted below (the "Warrant Exercise Price").

     This Warrant may be exercised by Holder at any time or from time to time, and shall remain exercisable until the fifth anniversary of the date hereof. This Warrant, and any portion hereof, shall expire if not exercised within such five-year period.

     This Warrant is subject to the following terms and conditions:

     1. Exercise. The rights represented by this Warrant may be exercised by the Holder, in whole or in part, by written election, in the form set forth below, by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company, and by payment to it by cash, certified check or bank draft of the Warrant Exercise Price for the shares to be purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant has been exercised by payment to the Company of the Warrant Exercise Price. Certificates for the shares of stock so purchased, bearing the restrictive legend set forth at the end of this Warrant, shall be delivered to Holder within fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new warrant representing the number of shares, if any, with respect to which this Warrant remains exercisable shall also be delivered to Holder hereof within such time. No fractional shares shall be issued upon any exercise of this Warrant.

     2. "Cashless" Exercise. At Holder's option, all or any portion of the Warrant Exercise Price may be paid by surrendering a portion of the shares issuable upon exercise of this Warrant. The value of the shares so surrendered shall be the closing price of the Company's common stock on the date of Holder's notice of exercise.

     3. Shares. All shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment. The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Section 4:

          (a) If the Company at any time divides the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

          (b) If any stock dividend , capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then, as a condition of such stock dividend, reorganization, reclassification, consolidation, merger or sale, Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the common stock of the

     Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercised this Warrant and had received such shares of common stock immediately prior to such stock dividend, reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to Holder at the last address of Holder appearing on the books of the Company the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase.

          (c) If and whenever the Company shall (1) issue or sell any shares of its common stock for a per-share consideration less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, (2) issue or sell any warrants, options or other rights to acquire shares of its common stock at a purchase price less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, or (3) issue or sell any other securities that are convertible into shares of its common stock for a purchase or exchange price less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale (except for the issuance or sale of shares of the Company's common stock pursuant to stock option plans, stock purchase plans or other employee stock incentive programs adopted by the Company's Board of Directors, or pursuant to business acquisition or lease financing transactions), then, upon such issuance or sale, the Warrant Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (1) the number of shares of the Company's common stock outstanding immediately prior to such issue or sale multiplied by the then existing Warrant Exercise Price and (2) the consideration, if any, received by the Company upon such issue or sale plus the consideration to be received by the Company upon the exercise of such stock purchase rights by (B) an amount equal to the sum of (1) the number of shares of its common stock outstanding immediately prior to such issue or sale and (2) the number of its shares of common stock thus issued or sold or issuable or saleable upon the exercise of such purchase rights or the conversion of such convertible securities; provided, however, that in the event that any such purchase right expires or is terminated prior to the exercise of this Warrant, the Warrant Exercise Price shall be recalculated by deleting such purchase right and provided further that if an adjustment is made to the Warrant Exercise Price as a result of the issuance or sale of any such purchase rights or convertible securities, no further adjustment shall be made to the Warrant Exercise Price at the time such purchase rights are exercised or convertible securities are converted.

          (d) Upon any adjustment of the Warrant Exercise Price, Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

          (e) Upon any adjustment of the warrant exercise price, the Company shall give written notice thereof to Holder, stating the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5. No Rights as Shareholder. This Warrant shall not entitle Holder to any voting rights or other rights as a shareholder of the Company.

     6. Registration Rights. Holder shall be entitled to certain demand registration rights and also entitled to participate in any registered offering of shares of the Company's common stock. Holder's participation in any such offering shall be in accordance with the procedures, and subject to the limitations, set forth on Exhibit A to this Warrant.

     7. Transfer. This Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed to any person or entity who represents in writing that such person or entity is acquiring the Warrant for investment and without any view to the sale or other distribution thereof. Each holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

     8. Notices. All demands and notices to be given hereunder shall be delivered or sent by first class mail, postage prepaid; in the case of the Company, addressed to its corporate headquarters, Attention: Chief Financial Officer, 7631 Anagram Drive, Eden Prairie, MN 55344, until a new address shall have been substituted by like notice; and in the case of Holder, addressed to Holder at the address written below, until a new address shall have been substituted by like notice.

[The remainder of this page intentionally is left blank, signature page follows]

                          [SIGNATURE PAGE TO WARRANT]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by a duly authorized officer.



Dated:  February 22, 2000



                              FIELDWORKS, INCORPORATED


                              By   /s/ Karen L. Engebretson
                                   ------------------------
                                   Chief Financial Officer



Name and Address of Holder:

Industrial-Works Holding Co., LLC
19200 Von Karman Avenue, Suite 400
Irvine, California 92612

                              RESTRICTION ON TRANSFER


     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or exemption from registration under the foregoing laws. Accordingly, the shares represented by this certificate may not be sold, transferred or otherwise disposed of without (i) an opinion of counsel satisfactory to FieldWorks, Incorporated that such sale, transfer or other disposition may lawfully be made without registration under the Securities Act of 1933 and applicable state securities laws or (ii) such registration.

                                WARRANT EXERCISE

               (To be signed only upon exercise of this Warrant)


     The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder, _________ shares of common stock of FieldWorks, Incorporated, to which such warrant relates and herewith makes payment of [$________] therefor in cash, certified check or bank draft and requests that the certificates for such shares be issued in the name of, and be delivered to ______________, whose address is set forth below the signature of the undersigned.


Dated:  __________________



                                                   Signature


If shares are to be issued other than to Holder:   Social Security or other Tax
                                                   Identification No.






Please print present name and address

                              WARRANT ASSIGNMENT

               (To be signed only upon transfer of this Warrant)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________ the right represented by the foregoing warrant to purchase the shares of common stock of FieldWorks, Incorporated, and appoints _____________ attorney to transfer such right on the books of FieldWorks, Incorporated, with full power of substitution in the premises.

Dated: __________________



                              Signature


                              Social Security or other Tax Identification No.





Please print present name and address

                                   EXHIBIT A
                                       TO
                                    WARRANT
                                   ISSUED BY
                            FIELDWORKS, INCORPORATED

                              Registration Rights
                              -------------------

     1. Definitions. As used in this Exhibit A, the following terms shall have the following respective meanings:

          "Company" means FieldWorks, Incorporated, a Minnesota corporation.

          "Common Stock Equivalents" shall mean, with respect to any Eligible Holder as of any applicable date of determination, a sum equal to (i) the number of shares of Common Stock owned by such Eligible Holder as of such date of determination plus (ii) with respect to the Warrant owned by such Eligible Holder, the number of shares of Common Stock issued or issuable upon exercise of such Warrant as of the date of determination (in each case, whether or not such Series B Preferred Stock or Warrant is so converted or exercised).

          "Eligible Holders" means each of Industrial-Works Holding Co., LLC and any Person to whom it transfers any Registrable Securities, or any of their respective Permitted Transferees.

          "Holder" means (i) any person owning of record Registrable Securities that have not been sold to the public or (ii) any transferee of record of such Registrable Securities in accordance with Section 7 of the Warrant.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (i) Common Stock of the Company issued or issuable upon exercise of the Warrants, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any Warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144, or sold in a private transaction in which the transferor's rights under this Exhibit A is are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "SEC" or "Commission" means the United States Securities and Exchange Commission.

          "Securities Purchase Agreement" shall mean the Agreement dated November 20, 1999 between the Company and Industrial-Works Holding Corp., to which Industrial Works Holding Co., LLC has succeeded.

          "Warrant" shall mean this Warrant to purchase common stock issued by the Company in connection with the termination of the Securities Purchase Agreement.

     2.  Demand Registrations

          (a)  Required Threshold.

          Any Eligible Holder owning at least One Hundred Sixty-Five Thousand (165,000) Common Stock Equivalents (as such number may be equitably adjusted from time to time to reflect any stock split, stock dividend, recapitalization, reclassification, consolidation or the like) may request (such Person, the "Initiating Holder") that the Company file a Registration Statement under the Securities Act on an appropriate form with respect to at least fifty percent (50%) of the Registrable Securities owned by such Initiating Holder (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed herewith) covering the shares of Registrable Securities that are the subject of such request and the Company shall file such a Registration Statement.

          (b) Number of Demand Registrations.

          The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section 2 only one (1) Registration Statement in the aggregate pursuant to Section 2(a) above for the Eligible Holders; provided, however, that a Registration Statement shall not be counted as the Demand Registration hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in Section 6(a); provided, further, that if there is an underwriter's cutback pursuant to Section 2(e) with respect to the request for registration initiated by an Eligible Holder, such requested registration shall not be deemed to be the Demand Registration.

          (c)  Deferral by Company.

          Notwithstanding anything in this Section 2 to the contrary, the Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2 a Registration Statement if within five (5) days of receipt of a request for a Demand Registration the Company furnishes to the Initiating Holder a certificate signed by the Chief Executive Officer of the Company that, in the good faith judgment of the Board of Directors, it would be detrimental in any material respect to the Company and its shareholders for the Company to comply with the Demand Registration, and it is therefore essential to defer the filing of the Registration Statement relating thereto. Any such deferral shall be for a period of not more than six (6) months after the Company's receipt of the Initiating Holder's written request for registration pursuant to this Section 2; provided, however, that the Company may not exercise this right more than once with respect to the Demand Registration and that any requested registration deferred, and not ultimately effected, by the Company pursuant to the provisions of this Section 2(c) shall thereafter not be deemed to be the Demand Registration for purposes of the Section 2(a) above.

          (d)  Participation.

          The Company shall promptly give written notice to all other Eligible Holders upon receipt of a request for a Demand Registration pursuant to Section 2(a) above. Such other Eligible Holders may, by written notice to the Company and the Initiating Holder, within thirty (30) business days of the Company's notice, elect to join in a request for a Demand Registration pursuant to Section 2(a) above, with respect to any number of shares of Registrable Securities owned by such Eligible Holder. The Registrable Securities of the other Eligible Holders being offered in such Demand Registration shall be treated pari passu with the Registrable Securities being offered by the Initiating Holder for all purposes including "underwriter's cutbacks" under subsection (e) of this Section and any such request by an Eligible Holder shall not be treated as either a request by such Eligible Holder for a Piggyback Registration under Section 3 or as a request by such Eligible Holder for a Demand Registration under this
Section 2. The Company shall include in such Demand Registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given, provided that all the Registrable Securities for which the Initiating Holder and the other Eligible Holders have requested registration shall be covered by such registration statement before any other securities are included.

          In addition, the Company shall promptly give written notice to all eligible Holders upon receipt of a request for a demand registration by any Person (such Person, the "Initiating Person") pursuant to any other registration rights agreement with the Company (whether such other registration rights agreement is entered into before or after the date hereof). Each Eligible Holder may, by written notice to the Company, within thirty (30) business days of the Company's notice, elect to request a Demand Registration pursuant to Section 2(a) above, with respect to any shares of Registrable Securities owned by such Eligible Holder. The Registrable Securities of the Eligible Holders being offered in such Demand Registration shall be treated pari passu with the registrable securities being offered by the Initiating Person for all purposes including "underwriter's cutbacks" and any such request by an Eligible Holder shall not be treated as either a request by such Eligible Holder for a Piggyback Registration under Section 3 or as a request by such Eligible Holder for a Demand Registration under this Section 2. The Company shall include in such demand registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given, provided that all the Registrable Securities for which the Initiating Person and the Eligible Holders have requested registration shall be covered by such registration statement before any other securities are included.

          (e)  Underwriter's Cutback.

          If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced and the number of shares to be included in the underwriting or registration shall be allocated first among the Eligible Holders pro rata upon the basis of the number of shares of Registrable Securities sought to be offered by the Eligible Holders pursuant to such Demand Registration and any remainder shall be allocated among the Company and the other persons entitled to incidental registrations pro rata upon the basis of the number of shares of Registrable Securities sought to be registered thereby. If a person who has requested inclusion in such Demand Registration does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holder, and the securities owned by such person(s) shall be withdrawn from registration (the "Withdrawn Securities").

          If there are any Withdrawn Securities as a result of an Underwriter's Cutback, then the Company shall offer to those persons who have retained rights to include securities in the Demand Registration the right to include additional securities in the registration in an aggregate amount equal to the number of Withdrawn Securities that would have been included in the Demand Registration after giving effect to the Underwriter's Cutback had such securities not been withdrawn, with such shares to be allocated among such persons in accordance with the allocation of rights set forth in this paragraph (e).

          (f)  Managing Underwriter.

          The managing underwriter or underwriters of any Underwritten Offering covered by a Demand Registration shall be selected by a majority in interest of the Eligible

Holders participating in such Underwritten Offering and shall be reasonably acceptable to the Company. The right of any other Holders joining in a request for registration as provided in Section 2(d) above to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting on the same terms as those of the Initiating Holder (unless otherwise mutually agreed by a majority in interest of the Eligible Holders participating in such registration and such Holder with respect to such participation and inclusion).

     3.  Piggyback Registrations

          (a)  Participation.

          Each time the Company decides to file a Registration Statement under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor form thereto, and other than a Demand Registration or a demand registration by an Initiating Person) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all Eligible Holders. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received a written request from any Eligible Holder to register such shares within twenty (20) days after such written notice has been given. If the Registration Statement is to cover an Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

          (b)  Underwriter's Cutback.

          Subject to the requirements of Section 12 hereof, if in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (1) first, the shares of Common Stock which the Company proposes to sell for its own account, (2) second, the shares of Registrable Securities of all Eligible Holders requested to be included, and (3) third, any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of shares within each of the foregoing groups shall be pro rata among such Holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such Holders.

          (c)  Company Control.

          The Company may decline to file a Registration Statement after giving notice to Eligible Holders pursuant to Section 3(a) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof; provided that the Company shall promptly notify each Eligible Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by each Eligible Holder or otherwise in connection with such withdrawn Registration Statement.

     4.  Registration on Form S-3

          (a) Right to Request Registrations on Form S-3.

          After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the Eligible Holders shall have the right to request registrations on Form S-3 or any comparable or successor form. Each such request shall be in writing and shall state the anticipated number of shares of Registrable Securities to be disposed of and the anticipated gross proceeds of such shares, and the intended methods of disposition of such shares by such Eligible Holder or Eligible Holders, including whether such resales are to be made on a delayed or continuous basis pursuant to Rule 415. The Company shall not be obligated to effect any registration pursuant to this Section 4 if (i) the Eligible Holders propose to sell Registrable Securities representing less than fifteen percent (15% ) of the shares of the Registrable Securities then held by all Eligible Holders or (ii) the circumstances described in Section 2(c) shall apply (but subject to the limitations set forth therein).

          (b) Application of Certain Provisions.

          If the registration is for an Underwritten Offering, the provisions of Sections 2(d) and 2(f) hereof shall also apply to such registration, except the Company may not include any shares for its own account.

     5.  Hold-back Agreements

          (a) By Holders of Registrable Securities.

          Upon the written request of the managing underwriter of any Underwritten Offering of the Company's securities, a Holder of Registrable Securities shall not sell or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed thirty (30) days before the effective date and one hundred twenty (120) days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering; provided that each of the officers and directors of the Company, and each Holder of more than one percent (1%) of the Common Stock of the Company, shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

          (b)  By the Company and Others.

          The Company agrees:

               (1) not to effect any public or private sale or distribution of any of its equity securities during the 30-day period prior to, and during the 120-day period after, the effective date of each Underwritten Offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such Underwritten Offering, pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto), and

               (2) not to issue any Equity Securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such 130-day period, including without limitation a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if and to the extent permitted hereunder).

     6.   Registration Procedures

          If and whenever the Company is required to register Registrable Securities pursuant to this Agreement, the Company will use all commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof and will as expeditiously as practicable:

          (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain continuously effective until the date that is the earlier to occur of (i) the date six months from the date such Registration Statement was declared effective, and (ii) the date the last of the Registrable Securities covered by such Registration Statement have been sold, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to Holders of Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of each Eligible Holder and such underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Eligible Holders or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

          (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

               (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

               (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

               (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

               (4) if at any time the representations and warranties of the Company contemplated by clause (1) of paragraph (o) below cease to be accurate in all material respects,

               (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a misstatement;

          (d) make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

          (e) unless the Company objects in writing on reasonable grounds, if requested by the managing underwriter or any Eligible Holder holding more than twenty-five percent (25%) of the Registrable Securities then outstanding, as promptly as practicable incorporate in a supplement or post-effective amendment such information as the managing underwriter and such Eligible Holder agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

          (f) only with respect to Demand Registrations, promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to each of the Eligible Holders and to the managing underwriter, if any, and make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for each Eligible Holder or underwriters may reasonably request;

          (g) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (h) deliver to each Eligible Holder and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus));

          (i) prior to any public offering of Registrable Securities, use all commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such underwriters may designate in writing and do anything else necessary or advisable to enable from a legal perspective the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (j) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

          (k) use all commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l) if the Registration Statement or the Prospectus contains a misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a misstatement;

          (m) use all commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on any national securities exchange on which the Company's securities are listed or authorized for quotation on Nasdaq, if requested by any Eligible Holder or the managing underwriter, if any; provided, however, that the payment of any required listing or other fee shall always be deemed to be "commercially reasonable" for purposes of this Section 6(m);

          (n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

          (o) enter into such agreements (including an underwriting agreement) and do anything else reasonably necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not the registration is an Underwritten Registration:

               (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to holders and underwriters, respectively, in similar Underwritten Offerings;

               (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and each Eligible Holder) addressed to each selling Holder and the underwriter, if any, covering the matters customarily covered in opinions delivered to holders and underwriters, respectively, in similar Underwritten Offerings and such other matters as may be reasonably requested by any Eligible Holder or such underwriters;

               (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to holders and underwriters, respectively, in connection with similar Underwritten Offerings;

               (4) if an underwriting agreement is entered into, cause the same to include customary indemnification and contribution provisions and procedures with respect to such underwriters; and

               (5) deliver such documents and certificates as may be reasonably requested by any Eligible Holder and the managing underwriter, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by any Eligible Holder;

          (p) make available for inspection by representatives of any Eligible Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or any such underwriter, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller or underwriter in connection with the Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

          (q) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such Registration, and make generally available to its security holders earnings statements satisfying the provisions of Section 12(a) of the Securities Act, no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month period.

     7.  Registration Expenses

          (a) Demand Registrations and S-3 Registrations.

          The Company shall bear all Expenses incurred in connection with any Demand Registrations, S-3 Registrations or any Registrations which do not become or are not maintained effective in accordance with the requirements specified in
Section 6(a), including expenses and fees of one counsel for all Holders. Notwithstanding the foregoing, the Underwriters' Commissions related or attributable to Registrable Securities sold or incurred in connection with a Demand Registration or S-3 Registration that becomes effective shall be shared by the Holders of the Registrable Securities whose Registrable Securities are included in such Registration, pro rata, in accordance with the aggregate amount of Registrable Securities sold by such Holders.

          (b)  Piggyback Registrations.

          The Company shall bear all Registration Expenses incurred in connection with any Piggyback Registrations, including expenses and fees of one counsel for all Holders, except that each Holder of the Registrable Securities whose Registrable Securities are included in such Registration shall pay its pro rata share of the Underwriters' Commissions related or attributable to Registrable Securities sold or incurred in such Registration, in accordance with the amount of Registrable Securities sold by all such Holders.

          (c)  Company Expenses.

          The Company also will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

     8. Termination of Registration Rights. A Holder's registration rights under this Exhibit A shall terminate and be of no further force and effect one year following the issuance of the Warrant if all the Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety
(90) day period.